Exhibit (21)


             TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                              SUBSIDIARIES




                                      % Owned                State of
Subsidiary Name                       By Parent             Incorporation

Pine Needle Operating Company          100.00                 Delaware
TransCarolina LNG Company              100.00                 Delaware
Cardinal Operating Company             100.00                 Delaware
TransCardinal Company                  100.00                 Delaware
WGP Enterprises, Inc.                  100.00                 Delaware







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